Exhibit 10.2

LOGICMARK, INC.

2023 STOCK INCENTIVE PLAN

Restricted STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”) is made by LogicMark, Inc., a Delaware corporation (the “Company”), and the “Grantee” identified as such on the grant schedule (the “Grant Schedule”) attached hereto and made a part of this Agreement as of the date set forth therein (the “Grant Date”). Capitalized terms not defined herein shall have the meanings assigned to such terms in the LogicMark, Inc. 2023 Stock Incentive Plan, as amended and in effect from time to time, including the Appendix thereto (the “Plan”).

RECITALS

WHEREAS, the Company has instituted the Plan; and

WHEREAS, the Plan Administrator has authorized the grant of a restricted shares of Common Stock pursuant to the Restricted Stock Issuance Program and upon the terms and conditions set forth below and pursuant to the Plan, a copy of which is incorporated herein; and

WHEREAS, the Company desires to grant restricted shares of Common Stock (a “Restricted Stock Award”) to the Grantee, pursuant to the terms of this Agreement.

NOW, THEREFORE, in consideration of these premises and the agreements set forth herein, the parties, intending to be legally bound hereby, agree as follows.

1.  Grant of Restricted Stock Award. As of the Grant Date, the Company hereby awards to the Grantee a number of shares of Common Stock under this Restricted Stock Award (the “Restricted Shares”) as set forth on the Grant Schedule, subject to the restrictions and on the terms and conditions set forth in this Agreement.

2. Vesting. Subject to the further provisions of this Agreement, the Restricted Shares will vest as set forth on the Grant Schedule (each date on which Restricted Shares vest being referred to as a “Vesting Date”). In applying the Vesting Schedule, fractional shares shall be rounded up to the nearest whole share.

3. Transferability. The Restricted Shares are not transferable or assignable other than by will or by the laws of descent and distribution. Any attempt to transfer Restricted Shares, whether by transfer, pledge, hypothecation or otherwise and whether voluntary or involuntary, by operation of law or otherwise, will not vest the transferee with any interest or right in with respect to such Restricted Shares.

4. Termination of Employment or Service. In the event of the Grantee’s termination of Service with the Company and any entity, individual, firm, or corporation, directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Company (each, an “Affiliate”), then all unvested Restricted Shares (determined after giving effect to any accelerated vesting occurring in connection with such termination under the terms of this Agreement, the Grant Schedule or otherwise) will be forfeited.

5. Effect of Forfeiture. Upon forfeiture, all of the Grantee’s rights with respect to the forfeited Restricted Shares shall cease and terminate, without any further obligations on the part of the Company or any Affiliate.

6. Issuance of Shares of Common Stock.

a. The Company shall issue the Shares to the Grantee with applicable legends as required by the federal securities laws or the terms of the Grant.

b. Within thirty (30) days following each Vesting Date (including any accelerated Vesting Date occurring under the terms of this Agreement, the Grant Schedule or otherwise), the Company shall issue to the Grantee, either by book-entry registration or issuance of a stock certificate or certificates, a number of Shares equal to the number of Restricted Shares granted hereunder that have vested as of such date without legends indicating risk of forfeiture. Any Shares issued to the Grantee hereunder shall be fully paid and non-assessable.

c. The Grantee will be deemed to be and will have full rights as, a stockholder of the Company by virtue of the grant of Restricted Shares, including but not limited to the right to receive all dividends or distributions paid on such Restricted Shares, unless and until such Restricted Shares are forfeited in accordance with the terms of this Agreement. Upon the vesting of such Restricted Shares pursuant to Section 5.a hereof, the Grantee’s rights as a stockholder for such vested portion will be absolute.

7. Applicable Policies. In consideration for the grant of this Restricted Stock Award, the Grantee agrees to be subject to any policies of the Company and its Affiliates regarding clawbacks, securities trading and hedging or pledging of securities that may be in effect from time to time.

8. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, will impair any such right, power or remedy of such party, nor will it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor will any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character by any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, must be in a writing signed by such party and will be effective only to the extent specifically set forth in such writing.

9. Tax Issues.

a. This Restricted Stock Award is intended to be exempt from Section 409A of the Code and should be interpreted accordingly. Nonetheless, the Company does not guarantee the tax treatment of this Restricted Stock Award.

b. It shall be a condition to the issuance of Restricted Shares that the Grantee shall pay to the Company, or make provision satisfactory to the Plan Administrator for payment of, any taxes required by law to be withheld in connection with the issuance and ownership of the Restricted Shares. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind due to the Grantee. In the Plan Administrator’s discretion, such tax obligations may be paid in whole or in part with shares of Common Stock, including shares retained from those as to which the restrictions hereunder have terminated, valued at their fair market value, as determined based on the closing price of the Common Stock of the Company on the date of such vesting if the Company is publicly traded or quoted or based on such other method as the Company and the Grantee may mutually determine should the Company no longer be publicly traded or quoted.

c. If the Grantee makes an election under Section 83(b) of the Code, and the regulations and rulings promulgated thereunder, or under comparable provisions of other laws, the Grantee shall provide a copy thereof to the Company within 30 days of the filing of such election with the Internal Revenue Service or other authority.

10. Adjustment in Provisions. Upon any change from time to time in the outstanding Common Stock of the Company by reason of a Recapitalization or other such transaction affecting the Company’s Common Stock, the divisions of Common Stock into portions, the provisions for termination of restrictions on portions of the Common Stock, and any other relevant parts of this Agreement may be appropriately adjusted by the Plan Administrator, if necessary, to reflect equitably such change.

11. Effect on Employment and Services. Neither the adoption, maintenance nor operation of this Agreement nor any plan that may apply to this Restricted Stock Award shall confer upon the Grantee any right with respect to the continuance of his or her employment by or service relationship with the Company or any Affiliate, nor shall they interfere with all rights of the Company or Affiliate to terminate the employment or service relationship with the Grantee at any time or otherwise change the terms of his or her employment or service relationship, free of any liability or claim hereunder, including, without limitation, the right to promote, demote or otherwise re-assign Grantee from one position to another within the Company or any Affiliate.

12. Administration. The Grantee acknowledges that the Grantee has received a copy of the Plan, to which this Restricted Stock Award is subject, and accepts the Restricted Stock Award subject to all of the terms and provisions of the Plan. The Plan Administrator is hereby authorized to interpret this Agreement and to adopt such rules and regulations for the administration of this Restricted Stock Award as it deems appropriate. By accepting this Restricted Stock Award, the Grantee acknowledges and agrees to accept as binding, conclusive and final all decisions or interpretations of the Plan Administrator upon any questions arising under this Agreement.

13. Electronic Delivery of Documents. The Grantee authorizes the Company to deliver electronically any prospectuses or other documentation related to this Restricted Stock Award and any other compensation or benefit plan or arrangement in effect from time to time (including, without limitation, reports, proxy statements or other documents that are required to be delivered to participants in such arrangements pursuant to federal or state laws, rules or regulations). For this purpose, electronic delivery will include, without limitation, delivery by means of e-mail or e-mail notification that such documentation is available on the Company’s intranet site. Upon written request, the Company will provide to the Grantee a paper copy of any document also delivered to the Grantee electronically. The authorization described in this paragraph may be revoked by the Grantee at any time by written notice to the Company.

14. Entire Agreement. This Agreement, the Grant Schedule and the Plan, the terms of which are incorporated herein, contains the parties’ entire agreement regarding the grant of this Restricted Stock Award evidenced hereby and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature relating thereto.

15. Governing Law. This Agreement and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to the Plan and this Agreement or the negotiation, execution or performance of this Agreement shall be governed by, and enforced in accordance with, the laws of the State of New York, without regard to the application of the principles of conflicts of laws.

16. Amendment; Waivers. This Agreement may be amended, in whole or in part and in any manner not inconsistent with the provisions of any applicable plan, at any time and from time to time, by written agreement between the Company and the Grantee. Provided, however, that a modification or amendment that does not materially diminish the rights of the Grantee hereunder, as they may exist immediately before the effective date of the modification or amendment, shall be effective upon written notice of its provisions to the Grantee. The waiver by either of the parties hereto of any provision hereof in any instance shall not operate as a waiver of any other provision hereof or in any other instance.

17. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, representatives, successors and assigns.

18. Construction. The titles of the sections of this Agreement are included for convenience only and shall not be construed as modifying or affecting their provisions. The singular shall include the plural and plural the singular unless the context otherwise requires.

19. Execution. Executed copies of this Agreement may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, such as www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Grant Schedule

Grantee’s Name: [●]

Grant Date: [●]

Number of Restricted Shares granted: [●]

Vesting Schedule:

a.	[●] shares of the Restricted Stock Award will vest on [●].

b.	[●] shares of the Restricted Stock Award will vest [at the beginning of every three-month period thereafter until fully vested].

c.	[If a Change in Control occurs, any outstanding Restricted Stock Award that are then still subject to vesting conditions shall become vested as of the date of such Change in Control, provided the Grantee remains an employee of or service provider to the Company and its Affiliates through such date.]

Fair Market Value: $[●]/share of Common Stock

* * * * *

In order to indicate your acceptance of the grant of Restricted Stock Award granted by this Agreement subject to the restrictions and upon the terms and conditions set forth above and the Plan, please execute and immediately return to the Company the enclosed duplicate original of this Agreement.

LOGICMARK, INC.	ACCEPTED AND AGREED
Intending to be legally bound:

By:	By:
Name:	Grantee
Title:

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